Exhibit 10.1

FIRST AMENDMENT TO

MASTER SERVICES AGREEMENT

This First Amendment to the Master Services Agreement (“First Amendment”), effective as of January 1, 2010 (the “First Amendment Effective Date”) modifies that certain Master Services Agreement made by and between AOL Inc. (“AOL”) and Time Warner Inc. (“Time Warner”) (each a “Party;” collectively referred to herein as the “Parties”) on November 16, 2009 (the “Agreement”).

WHEREAS, the Parties entered into the Agreement, effective December 1, 2009; and

WHEREAS, the Parties wish to amend the Agreement to terminate certain content delivery services being provided to Time Warner by AOL and to make certain other modifications in the Agreement, as set forth below; and

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

1. Terms of Art. Capitalized terms used herein shall have the meanings set forth in the Agreement.

2. Deletion of Exhibit E. EXHIBIT E of the Agreement is hereby amended by deleting the exhibit in its entirety. Notwithstanding the forgoing, the Parties agree that AOL may thereafter invoice the applicable TW Company and the applicable TW Company shall pay for (i) any Services provided to such TW Company under Exhibit E prior to the First Amendment Effective Date; and (ii) any fees for Services provided to the applicable TW Company pursuant Exhibit E that are accurately billed by AOL’s third party provider, Akamai Technologies, to AOL on behalf of such TW Company.

3. Effect of Amendment. Except as expressly amended by this First Amendment, all of the original terms and provisions of the Agreement shall continue in full force and effect. In the event of a conflict between the terms of this First Amendment and the Agreement, the terms of this First Amendment will prevail.

4. Execution in Counterparts. This First Amendment may be executed by the Parties in one or more counterparts, and each of which when so executed shall be an original, but all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be effective as of the First Amendment Effective Date.

TIME WARNER INC.		AOL INC.

By:	/s/ Ken Gottesman	By:	/s/ Theodore R. Cahall, Jr.
Name:	Ken Gottesman	Name:	Theodore R. Cahall, Jr.
Title:	VP, Procurement Services	Title:	EVP & CTO
Date:	1/8/10	Date:	1/8/10

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